UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 13, 2011

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

(214) 905-5145
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY STATEMENT

This filing is being made to correct the date of our Preferred Stock Purchase Agreement, Common Stock Purchase Agreement, and Date of Report included in our Form 8-K filed with the Securities and Exchange Commission on September 14, 2011 (the “Prior Report”).  The Prior Report stated such dates as “September 12, 2011”, however, since such purchase agreements were not executed until September 13, 2011, this Form 8-K/A is being filed to (i) reflect the correct date of entry into the applicable purchase agreements and (ii) include Exhibit 5.1 and Exhibit 99.1.  This Form 8-K/A supersedes and replaces the Prior Report in its entirety such earlier filing.

Item 1.01	Entry Into a Material Definitive Agreement.

Preferred Stock Purchase Agreement

On September 13, 2011, ULURU Inc., a Nevada corporation (the “Company”), entered into a Preferred Stock Purchase Agreement (the “Series A Agreement”) with Ironridge Global III, LLC, a Delaware limited liability company (“Ironridge Global”), under which Ironridge Global is committed to purchase for cash up to $650,000 of the Company’s redeemable, convertible Series A Preferred Stock (the “Series A Stock”) at $10,000 per share of Series A Stock.  The Series A Stock is convertible at the option of the Company at a fixed conversion price of $0.70, which represented a premium of approximately 37% over the closing price prior to announcement of $0.51 per share.  The conversion price for the holder is fixed with no adjustment mechanisms, resets, or anti-dilution covenants, other than the customary adjustments for stock splits.  The conversion price if the Company elects to convert the Series A Stock is subject to adjustment based on the market price of the Company's common stock and any applicable early redemption price at the time the Company converts, as further described in Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year below.  Please see Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year below for additional description of the Series A Stock.

Under the terms of the Series A Agreement, from time to time and at the Company’s sole discretion, the Company may present Ironridge Global with a notice to purchase such Series A Stock.  Upon receipt of a notice, Ironridge Global is obligated to purchase the Series A Stock in installments as follows:
·
▪
$150,000 on the earlier of (i) 3 trading days after the date the Company delivered the notice and (ii) the number of trading days necessary for an aggregate of $300,000 of the Company’s common stock to trade on the NYSE Amex; in each case excluding any trading days on which our common stock traded below $.034 per share;

▪
$250,000 on the earlier of (i) 20 trading days after the first closing date and (ii) the number of trading days necessary for an aggregate of $750,000 of the Company’s common stock to trade on the NYSE Amex after the first closing date; in each case excluding any trading days on which our common stock traded below $.034 per share; and

▪
$250,000 on the earlier of (i) 20 trading days after the prior closing date and (ii) the number of trading days necessary for an aggregate of $750,000 of the Company’s common stock to trade on the NYSE Amex after the prior closing date; in each case excluding any trading days on which our common stock traded below $.034 per share.

Ironridge Global's obligation to purchase the Series A Stock is subject to satisfaction of certain closing conditions, including but not limited to (i) that the Company’s common stock is listed for and trading on a trading market (as such term is defined in the Series A Agreement), (ii) no uncured default exists under the Series A Agreement, and (iii) the Company’s representations and warranties set forth in the Series A Agreement are true and correct in all material respects.

The disclosures above are qualified in their entirety by, and are subject to, the full text of the Series A Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Common Stock Purchase Agreement

On September 13, 2011, the Company entered into a Common Stock Purchase Agreement (the “Common Stock Agreement”) with Ironridge Global BioPharma, a division of Ironridge Global IV, Ltd. (“Ironridge”), under which the Company may deliver a notice to Ironridge exercising its right to require Ironridge to purchase up to $969,000 of its common stock at a price per share equal to $0.50.  The purchase price is equal to 102% of the per share closing bid price of the Company’s common stock as reported on the NYSE Amex on the trading day on September 14, 2011.

Ironridge may pay the purchase price for the shares, at Ironridge's option, in cash or a secured promissory note.  The promissory note bears interest at 1.5% per year calculated on a simple interest basis.  The entire principal balance and interest thereon is due and payable seven and one-half years from the date of the promissory note, but no payments are due so long as the Company is in default under the Common Stock Agreement or the Series A Agreement or if there are any shares of Series A Stock issued or outstanding. The promissory note is secured by the borrower’s right, title and interest in all shares legally or beneficially owned by Ironridge or an affiliate, as more fully described in the note.

The Company’s right to deliver a tranche notice to Ironridge pursuant to the Common Stock Agreement is subject to satisfaction of certain closing conditions, including (i) that the Company’s common stock is listed for and trading on a trading market (as such term is defined in the Common Stock Agreement), (ii) no uncured default exists under the Common Stock Agreement, and (iii) the Company’s representations and warranties set forth in the Common Stock Agreement are true and correct in all material respects.  The Company may not deliver a notice to Ironridge to purchase shares of its common stock if the total number of shares of common stock owned or deemed beneficially owned by Ironridge and its affiliates would result in Ironridge owning or being deemed to beneficially own more than 9.99% of all such common stock and other voting securities as would be outstanding on the date of exercise.

The Company is making the offering of common stock pursuant to a shelf registration statement on Form S-3 (Registration No. 333-160568) declared effective by the Securities and Exchange Commission on July 23, 2009.

The disclosures above are qualified in their entirety by, and are subject to, the full text of the Common Stock Agreement which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The Company agreed to issue the Series A Stock in reliance upon the private placement exemption in Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D thereunder.  The information disclosed under Item 1.01 is incorporated into this Item 3.02 in its entirety.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations for Series A Preferred Stock

On September 13, 2011, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Stock (the “Series A Certificate of Designations”) with the Secretary of State of the State of Nevada.  A summary of the Certificate of Designations is set forth below:

Ranking and Voting.  The Series A Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and pari passu in right of liquidation with the Company’s common stock; (b) pari passu with respect to dividends and junior in right of liquidation with respect to any other class or series of Preferred Stock; and (c) junior to all existing and future indebtedness of the Company. Holders of Series A Stock have no voting rights and no preemptive rights. There are no sinking-fund provisions applicable to the Series A Stock.  As of September 14, 2011, there were no shares of Series A Stock outstanding.

Dividends and Other Distributions.  Commencing on the date of issuance of any such shares of Series A Stock, holders of Series A Stock are entitled to receive dividends on each outstanding share of Series A Stock, which accrue in shares of Series A Stock, at a rate equal to 7.50% per annum from the date of issuance.  Accrued dividends are payable upon redemption of the Series A Stock.  So long as any shares of Series A Stock are outstanding, no dividends or other distributions will be paid, delivered or set apart with respect to the shares of common stock.

Liquidation.  Upon any liquidation, dissolution or winding up, after payment or provision for payment of the Company’s debts and other liabilities, pari passu with any distribution or payment made to the holders of the Company’s common stock, the holders of Series A Stock shall be entitled to be paid out of the Company’s assets available for distribution to the Company’s stockholders an amount with respect to the Series A Liquidation Value, as defined below, after which any of the Company’s remaining assets will be distributed among the holders of the Company’s other classes or series of stock as applicable.

Redemption.  The Company may redeem any or all of the Series A Stock at any time after the seventh anniversary of the issuance date at the redemption price of $10,000 per share of Series A Stock, plus any accrued but unpaid dividends with respect to such shares of Series A Stock (the “Series A Liquidation Value”).  Prior to the seventh anniversary of the issuance of the Series A Stock, the Company may redeem the shares at any time after six-months from the issuance date at a price per share (the “Early Redemption Price”) equal to 100% of the Series A Liquidation Value divided by (b) the British Pound Sterling Exchange Rate, multiplied by (c) one plus the LIBOR Rate, multiplied by (d) the Rate Factor, for the first calendar month after the issuance date, and decreasing each calendar month thereafter by an amount equal to 0.595% of the Early Redemption Price for the first month.  Any capitalized defined terms that are undefined have been defined in the Series A Certificate of Designations.

In addition, if the Company liquidates, dissolves or winds-up its business, or engages in any deemed liquidation event, it must redeem the Series A Stock at the applicable early redemption price set forth above.

Conversion.  The Series A Stock is convertible into shares of the Company’s common stock at the Company’s option at any time after six-months from the date of issuance of the Series A Stock.  The conversion price for the holder is fixed at $0.70 per share with no adjustment mechanisms, resets, ratchets, or anti-dilution covenants other than the customary adjustments for stock splits.

If the Company elects to convert the Series A Stock into common stock, the Company will issue a number of conversion shares (the “Series A Reconciling Conversion Shares”), so that the total number of conversion shares under the conversion notice equals the early redemption price set forth above multiplied by the number of shares of subject to conversion, divided by the lower of (i) the Series A Conversion Price and (ii) 85% of the average of the daily volume-weighted average prices of the Company’s common stock for the 20 trading days following Ironridge Global's receipt of the conversion notice, provided, however, in no event shall the lower of (i) and (ii) be less than $0.001.

The Series A Stock automatically converts into common stock if the closing price of the Company’s common stock exceeds 150% of the Series A Conversion Price for any 20 consecutive trading days.  The Company will issue that number of shares of its common stock equal to the early redemption price set forth above multiplied by the number of shares subject to conversion, divided by the Series A Conversion Price

The disclosures above are qualified in their entirety by, and are subject to, the full text of the Certificate of Designations of Preferences, Rights and Limitations of Series A Preferred Stock which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

The Company issued a press release on September 15, 2010 entitled, “ULURU Inc. Enters Into Strategic Financings of Up to $1.6 Million at a Premium to Current Share Price”.  This press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series A Preferred Stock (included as part of Exhibit 10.1)
5.1	Legal Opinion of Parr Brown Gee & Loveless PC
10.1	Preferred Stock Purchase Agreement, dated September 13, 2011, between ULURU Inc. and Ironridge Global III, LLC
10.2	Common Stock Purchase Agreement, dated September 13, 2011, between ULURU Inc. and Ironridge Global IV, Ltd.
23.1	Consent of Parr Brown Gee & Loveless PC (included in Exhibit 5.1)
99.1	Press Release dated September 15, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: September 15, 2011	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

Exhibits

Exhibit No.	Description
3.1	Certificate of Designations of Series A Preferred Stock (included as part of Exhibit 10.1)
5.1	Legal Opinion of Parr Brown Gee & Loveless PC
10.1	Preferred Stock Purchase Agreement, dated September 12, 2011, between ULURU Inc. and Ironridge Global III, LLC
10.2	Common Stock Purchase Agreement, dated September 12, 2011, between ULURU Inc. and Ironridge Global IV, Ltd.
23.1	Consent of Parr Brown Gee & Loveless PC (included in Exhibit 5.1)
99.1	Press Release dated September 15, 2011